EXHIBIT 23.1


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


The Board of Directors
Carlateral, Inc.
(A Development Stage Company)

We consent to the use in the Registration Statement of Carlateral, Inc. on Form SB-2/A (the "Registration Statement") of our Auditors' Report dated May 12, 2006, on the balance sheet of Carlateral, Inc. as at February 28, 2006, and the related statements of operations and deficit, stockholders' equity and cash flows for the period from incorporation on December 9, 2005 (inception) to February 28, 2006.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.




MACKAY LLP
CHARTERED ACCOUNTANTS


"MacKay LLP"

Vancouver, British Columbia
Canada

October 17, 2006